                                                                  Exhibit 10.8.2



                 SECOND AMENDMENT TO LEASE AGREEMENT BETWEEN
                CFH-FTAX LIMITED PARTNERSHIP, AS LANDLORD, AND
                     CLEARCOMMERCE CORPORATION, AS TENANT

          To be attached to and form a part of Lease made on or about the 4th day of November, 1998 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 24,776 square feet and located at 11500 Metric Boulevard, Suites 300 and 410, Austin, Texas, known as Braker M-3 and Braker M-4

     WITNESSETH THAT:
     WHEREAS, by Agreement of Lease dated November 4, 1998, Landlord leased to Tenant certain space containing approximately 24,776 square feet in the buildings located at 11500 Metric Boulevard, Suites 300 and 410, Austin, Texas, for a period ending January 31, 2002 and
     WHEREAS, Tenant needs additional space for its business purposes and Landlord has available an area adjacent thereto.
     NOW, THEREFORE, in consideration of the premises, Landlord and Tenant covenant and agrees as follows:
     1. Effective October 1, 1999, the demised premises shall contain, in addition to the approximately 24,776 square feet originally demised ("Original Space"), an additional area, hereinafter called the "Expansion Space", thus making the aggregate area of the demised premises approximately 28,722 square feet. The Term for the Original Space shall end on January 31, 2002, and the Term for the Expansion Space shall end on September 30, 2002. Except for where noted below, Tenant shall accept the Expansion Space in its current "as is" conditions and all improvements must comply with Landlord's Standards and
                                                            -------------
Specifications for Office/Warehouse Buildings.
---------------------------------------------
     2.   Effective October 1, 1999, the monthly base rental shall be

                            Monthly Base Rent      Monthly Base Rental PSF      Total Monthly Base        Total Monthly Base
                             "Original Space"         "Expansion Space"      Rental "Expansion Space"           Rental
-------------------------------------------------------------------------------------------------------------------------------
10/1/99-01/14/00                $19,942.40                  $0.85                 $3,354.10                    $23,296.50
-------------------------------------------------------------------------------------------------------------------------------
1/15/00-1/31/02                 $20,501.00                  $0.85                 $3,354.10                    $23,855.10
-------------------------------------------------------------------------------------------------------------------------------
2/1/02-9/30/02                     N/A                      $0.85                 $3,354.10                    $ 3,354.10
-------------------------------------------------------------------------------------------------------------------------------

Plus property taxes, common area maintenance, management fees and insurance as provided in the Lease, payable on the first day of each month during the balance of the term.
     3. Tenant, at Tenant's expense, may install underground voice and data lines between the Expansion Space and Original Space. These improvements must comply with Trammell Crow Company's standard specifications (see Standards and
                                                                 -------------
Specifications for Office/Warehouse Buildings) and all applicable governmental
---------------------------------------------
regulations. Prior to beginning construction of any such improvements, Tenant shall submit architectural drawings of the proposed improvements to Landlord and shall obtain Landlord's written consent to begin construction.
     4.   Landlord shall ensure that the carpet is cleaned in the Expansion
Space.
     5. Landlord shall put the Expansion Space HVAC system in good working order prior to October 1, 1999 and warranty the same until December 31, 1999 provided that Tenant enters into a regularly scheduled maintenance/service contract as required in the Lease.
     6. Landlord shall ensure that previous tenant's sign is removed from the building fascia surface and such fascia surface is repaired, if necessary.
     7.   Landlord, at Landlord's expense, shall paint the interior walls.
     8. Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 19/TH/ DAY OF JULY, 1999.


WITNESS:                 CFH-FTAX Limited Partnership
                         By: CFH-FTGP, L.L.C, it General Partner
                         By: Crow Family Holdings Industrial Limited
                             Partnership, its Sole Member
                         By: CFH Industrial Trust, Inc., its General Partner


                         /s/ Jeanna K. Camp
--------------           ---------------------------
                         By: Jeanna K. Camp
                         ---------------------------
                         Title: Vice President
                         ---------------------------

WITNESS:                 ClearCommerce Corporation


                         /s/ [ILLEGIBLE]
--------------           ---------------------------
                         By: [ILLEGIBLE]
                         ---------------------------
                         Title: Vice President, CEO
                         ---------------------------

                CFH-FTAX  LIMITED PARTNERSHIP, AS LANDLORD, AND
                     CLEARCOMMERCE CORPORATION, AS TENANT

          To be attached to and form a part of Lease made on or about the 4th day or November; 1998 (which together with any amendments, modifications and extensions thereof, is hereafter called the Lease), between Landlord and Tenant, covering a total of 22,344 square feet and located at 11500 Metric Boulevard, Suite 300, Austin, Texas, known as Braker M-3.


     WITNESSETH, THAT:
     WHEREAS, by Agreement of Lease dated November 4, 1998, Landlord leased to Tenant certain space containing approximately 22,344 square feet in the building located at 11500 Metric Boulevard, Suite 300, Austin, Texas, for a period of thirty six (36) months commencing January 15, 1999 and ending January 31, 2002 and
     WHEREAS, Tenant needs additional space for its business purposes and Landlord has available an area adjacent hereto.
     NOW, THEREFORE, in consideration of the premises, Landlord and Tenant covenant and agrees as follows:

     1. Effective June 15, 1999, the demised premises shall contain, in addition to the approximately 22,344 square feet originally demised ("Original Space"), an additional area, hereinafter called the "Expansion Space", containing approximately 2,432 square feet (Suite 410) adjacent thereto (see Exhibit "A" attached hereto), thus making the aggregate area of the demised premises approximately 24,776 square feet. The Term of the Lease shall end on January 31, 2002. Tenant shall accept the Expansion Space in its current "as is" conditions and all improvements must comply with Landlord's Standards and
                                                            -------------
Specifications for Office/Warehouse Buildings.
---------------------------------------------
     2. Effective June 15, 1999, the monthly base rental shall be

                            Monthly Base Rent      Monthly Base Rental PSF      Total Monthly Base        Total Monthly Base
                             "Original Space"         "Expansion Space"      Rental "Expansion Space"           Rental
-------------------------------------------------------------------------------------------------------------------------------
06/15/99-01/14/00                $17,875.20                 $0.85                 $2,067.20                    $19,942.40
-------------------------------------------------------------------------------------------------------------------------------
1/15/00-1/31/02                  $18,433.80                 $0.85                 $2,067.20                    $20,501.00
-------------------------------------------------------------------------------------------------------------------------------

Plus property taxes, common area maintenance, management fees and insurance as provided in the Lease, payable on the first day of each month during the balance of the term.
     3. Tenant, at Tenant's expense, may install underground voice and data lines between the Expansion Space and Original Space. These improvements must comply with Trammell Crow Company's standard specifications (see Standards and
                                                                 -------------
Specifications for Office/Warehouse Buildings) and all applicable governmental
---------------------------------------------
regulations. Prior to beginning construction of any such improvements, Tenant shall submit architectural drawings of the proposed improvements to Landlord and shall obtain Landlord's written consent to begin construction.
     4. Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 13 DAY OF April , 1999.


WITNESS:                 CFH-FTAX Limited Partnership
                         By: CFH-FTGP, L.L.C, it General Partner
                         By: Crow Family Holdings Industrial Limited
                         Partnership, its Sole Member
                         By: CFH Industrial Trust, Inc., its General Partner




/s/ [ILLEGIBLE]          /s/ Jeanna K. Camp
------------------       ----------------------------
                         By: Jeanna K. Camp
                         ----------------------------
                         Title: Vice President
                         ----------------------------


WITNESS:                 ClearCommerce Corporation


/s/ [ILLEGIBLE]          /s/ [ILLEGIBLE]
------------------       -----------------------------
                         By: /s/ [ILLEGIBLE]
                         -----------------------------
                         Title: Vice President, CFO
                         -----------------------------

STANDARD INDUSTRIAL LEASE AGREEMENT
TRAMMELL CROW COMPANY - (AUS/91)

                                        Approximately 22,344 gross square feet
                                        11500 Metric Boulevard - Suite 300
                                        Austin, Texas 78758
                                        (Braker M-3)

                                LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between CFH-FTAX Limited Partnership, hereinafter referred to as "Landlord" and ClearCommerce Corporation, hereinafter referred to as "Tenant".

1. PREMISES AND TERM In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Premises"), to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end of the last day of the month that is thirty six (36) months after the Commencement Date.

B. Buildings or Improvements to be Constructed. If the Premises or part thereof are to be constructed, the "Commencement Date" shall be deemed to be the later of (ii) the date on which the Premises or such improvements would have been substantially completed but for delays caused directly or indirectly by Tenant, including Plan delays or change orders; (iii) the date on which Tenant occupies any part of the Premises; or (iv) January 15, 1999. As used herein, the term "substantially completed" shall mean that, in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans, and the Premises are in good and satisfactory condition, with the exception of completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. If the Premises are
                                                            -------------------
vacant prior to the Commencement Date, Tenant shall be permitted access to the
------------------------------------------------------------------------------
Premises to install furniture and equipment so long as such access does not
---------------------------------------------------------------------------
interfere with construction.  Landlord and Tenant acknowledge that prior tenant
-------------------------------------------------------------------------------
(s) may sell office furniture to Tenant. Such furniture may remain in the
-------------------------------------------------------------------------
Premises between the vacation of Premises by tenant (s) and Tenant's
--------------------------------------------------------------------
Commencement Date.
-----------------

2. BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

     A. Base Rent. Tenant agrees to pay Landlord rent for the Premises, in
        ---------
advance, without demand, deduction or set off, at the rate of


Months      Monthly Base Rental Per Square Foot        Total Monthly Base Rental
--------------------------------------------------------------------------------
1-12        $0.800                                     $17,875.20
--------------------------------------------------------------------------------
13-36       $0.825                                     $18,433.80
--------------------------------------------------------------------------------


Per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments hereunder for any fractional calendar month shall be prorated.

B. Security Deposit. In addition, Tenant agrees to deposit with Landlord on the
   ----------------
date hereof the sum of Seventeen Thousand Eight Hundred Seventy five and 20/100 Dollars ($17,875.20), which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease (the "Security Deposit"), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlords damages in case of Tenant's default. Upon occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when all of Tenant's present and future obligations under this Lease have been fulfilled. If Tenant does not supply written evidence of a new equity
                ----------------------------------------------------------
financing (such financing to be in excess of $5 million)  prior to the
----------------------------------------------------------------------
Commencement Date, Tenant shall provide a Letter of Credit, from a bank
-----------------------------------------------------------------------
acceptable to Landlord, in the amount of $53,000.00, as an additional Security
------------------------------------------------------------------------------
Deposit.
--------

     C. Escrow Deposits. Without limiting in any way Tenant's other obligations
        ----------------
under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to paragraph 3A below, and the cost of any tax consultant to assist Landlord in determining the fair tax valuation of the building and land (ii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iii) Landlord's cost of maintaining any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith including, but not limited to, insurance pursuant to Paragraph 9A below, and (iv) Landlord's cost of maintaining the Premises which include but are not limited to (a) maintenance and repairs, (b) landscaping, (c) common area utilities, (d) water and sewer, (e) roof repairs, (f) reasonable
                                                                  ----------
management fees, (g) exterior painting, and (h) parking lot maintenance and repairs (collectively, the "Tenant's Costs"). Escrow deposits shall not include the following expenses: (a) my costs for interest, amortization, or other payments on loans to Landlord; (b) expenses incurred in leasing or procuring tenants, (c) legal expenses other then those incurred for the general benefit of the Building's tenants, (d) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building, (e) rents under ground leases, and (f) costs incurred in selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interests in the Building. During each month of the term of this Lease, on the same day the rent is due hereunder, Tenant shell deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant's Proportionate Share of the Tenant Costs. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs. If the Tenants total escrow deposits for any calendar year are less than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shell pay the difference to Landlord within ten (10) days after demand if Tenant owes less than $10,000.00.
                                           -------------------------------------
If Tenant owes more than $10.000.00, Tenant shall pay $10,000.00 within ten (10)
--------------------------------------------------------------------------------
days after demand and fifty percent (50%) of the remaining balance within Forty
-------------------------------------------------------------------------------
(40) days after demand and the remaining fifty percent (50%) of the remaining
-----------------------------------------------------------------------------
balance within seventy (70) days after the demand.  If the total escrow deposits
-------------------------------------------------
of Tenant for any calendar year are more than Tenant's actual Proportionate Share of the Tenants cost for such calendar year, Landlord shall retain such excess and credit it against Tenant's escrow deposits next maturing after such determination. In the event the Premises constitute a portion of a multiple occupancy building (the "Building"). Tenant's Proportionate Share with respect to the building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises or the Building is part of a project or business park owned, managed or leased by Landlord or an affiliate of Landlord (the "Project"). Tenant's "Proportionate Share" of the Project, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project. Landlord will warrant that, except for Property
                               -----------------------------------------------
Taxes, all other expenses will not exceed 105% of the estimate during calendar
------------------------------------------------------------------------------
year 1999.  Estimated Common Area Maintenance, Insurance and Management fees for
--------------------------------------------------------------------------------
1999 are $0.0483 per square foot per month, $0.0068 per square foot per month,
------------------------------------------------------------------------------
$0.0425 per square foot per month, respectively.  Landlord will not warranty
----------------------------------------------------------------------------
expenses for any such succeeding year.
-------------------------------------

3. TAXES

     A. Real Property Taxes. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Building and/or the land of which the Premises or the Building are a part. If at any time during the term of the Lease there shall be